Filed pursuant to Rule 424(b)(2)
Registration Nos. 333-157386 and 333-157386-01

PLUS PRODUCT SUPPLEMENT

(TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 11, 2011 AND PROSPECTUS DATED FEBRUARY 11, 2011)

MEDIUM-TERM NOTES, SERIES D

Citigroup Funding Inc.

Performance Leveraged Upside SecuritiesSM (“PLUSSM”)

Any Payments Due from Citigroup Funding Inc.

Fully and Unconditionally Guaranteed by Citigroup Inc.

General Terms of Sale

The following terms will apply generally to the performance leveraged upside securities (which we refer to as PLUSSM) and to the PLUS with a buffer amount (which we refer to as Buffered PLUS and, together with the PLUS, the notes), that we will sell from time to time using this product supplement and the accompanying prospectus supplement and prospectus. Information on the specific terms for a particular series of notes, including any changes to the general terms specified below, will be set forth in a supplement which we will deliver to prospective buyers of those notes. We refer to the supplement that sets forth the preliminary terms for a particular series of notes as an offering summary, to the supplement that sets forth the final terms for a particular series of notes as a pricing supplement, and to the offering summary and the pricing supplement together as the supplements. If the terms described in the applicable offering summary are inconsistent with the terms specified in this product supplement or in the accompanying prospectus supplement or prospectus, the terms specified in the offering summary control. The final terms set forth in a pricing supplement will supersede the preliminary terms set forth in the related offering summary.

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The notes will mature between 6 months and 5 years from the date of issue. The notes will be issued in minimum denominations and integral multiples of $10 (unless specified otherwise in the applicable supplements).

•	There will be no payments made on the notes prior to maturity (unless specified otherwise in the applicable supplements).

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The notes are not principal protected. The amount you receive at maturity for each note that you hold may be less than the $10 stated principal amount per note and could be zero (except that if you hold Buffered PLUS with a minimum payment at maturity, the payment at maturity will not be less than the minimum payment at maturity).

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The amount you will receive at maturity will depend on the percentage change from the pricing date up to and including the valuation date specified in the applicable supplements in the closing value, closing price or exchange rate, as applicable, of: (i) an index (ii) shares of an Exchange Traded Fund (“ETF”); (iii) commodities; (iv) currencies; or (v) a basket comprising any combination of one or more of (i) through (iv) above.

•	The payment at maturity for the PLUS may be greater than, equal to or less than the stated principal amount of your initial investment in the notes.

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If the final asset level is greater than the initial asset level, at maturity you will receive for each note you then hold the sum of (a) the $10 stated principal amount per note AND (b) a leveraged upside payment equal to the product of (i) the $10 stated principal amount per note, (ii) the leverage factor specified in the applicable supplements and (iii) the asset percent increase, provided, however, that the payment at maturity cannot exceed the maximum payment at maturity specified in the applicable supplements.

•	If the final asset level is equal to the initial asset level, at maturity you will receive for each note you then hold the $10 stated principal amount per note.

•

If the final asset level is less than the initial asset level, at maturity you will receive for each note you then hold the product of (a) the $10 stated principal amount per note AND (b) the final asset level divided by the initial asset level, in which case the payment at maturity will be less than the $10 stated principal amount per note and could be zero.

•	The payment at maturity for the Buffered PLUS may be greater than, equal to or less than the stated principal amount of your initial investment in the notes.

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If the final asset level is greater than the initial asset level, at maturity you will receive for each note you then hold the sum of (a) the $10 stated principal amount per note AND (b) a leveraged upside payment equal to the product of (i) the $10 stated principal amount per note, (ii) the leverage factor specified in the applicable supplements and (iii) the asset percent increase, provided, however, that that the payment at maturity cannot exceed the maximum payment at maturity specified in the applicable supplements.

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If the final asset level is less than or equal to the initial asset level but has decreased from the initial asset level by less than or equal to the buffer amount, at maturity you will receive for each note you then hold the $10 stated principal amount per note.

•	If the final asset level is less than the initial asset level and has decreased from the initial asset level by more than the buffer amount, at maturity you will receive for each note you then hold:

•

If there is a minimum payment at maturity, the sum of (a) the product of (i) the $10 stated principal amount per note and (ii) the asset performance factor AND (b) the minimum payment at maturity, in which case the payment at maturity will be less than the $10 stated principal amount per note but will not be less than the minimum payment at maturity, which will equal the product of the $10 stated principal amount per note and the buffer amount; OR

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If there is no minimum payment at maturity, the sum of (a) the $10 stated principal amount per note, AND (b) the product of (i) the $10 stated principal amount per note, (ii) the downside factor specified in the applicable supplements and (iii) the sum of (x) the asset percent decrease and (y) the buffer amount, in which case the payment at maturity will be less than the $10 stated principal amount per note and could be zero.

•	The applicable supplements will specify whether we expect to list a particular series of notes on a securities exchange.

You should review “Description of the Notes” below and the applicable supplements for a description of the specific terms of your notes.

Investing in the notes involves a number of risks; you should consider carefully the information under “Risk Factors ” beginning on page PPS-8 of this product supplement.

The notes have not been passed on by any of the ETF, the index publisher, the commodity publisher or the currency publisher, as applicable, as to their legality or suitability. The notes are not issued, endorsed, sold or promoted by any of the ETF, the index publisher, the commodity publisher or the currency publisher, and none of them makes any warranties or bears any liability with respect to the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the PLUS or Buffered PLUS or determined that this product supplement, the accompanying prospectus supplement and prospectus, or any offering summary or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts but are unsecured debt obligations of Citigroup Funding Inc. The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.

“Performance Leveraged Upside SecuritiesSM”, “PLUSSM”, “Buffered Performance Leveraged Upside SecuritiesSM” and “Buffered PLUSSM” are service marks of Morgan Stanley.

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

Citi

February 14, 2011

SUMMARY INFORMATION — Q&A

What Are the Notes?

The notes pay an amount at maturity that will depend on the percentage change from the date on which the notes are priced for initial sale to the public (which we refer to as the pricing date) up to and including the valuation date specified in the applicable supplements in the closing value, closing price, or exchange rate, as applicable, of: (i) an index (ii) shares of an Exchange Traded Fund (“ETF”); (iii) commodities; (iv) currencies; or (v) a basket comprising any combination of one or more of (i) through (iv) above. We refer to each of (i) through (v) above as an underlying asset, provided that, depending on the specific underlying asset and for purposes of the applicable supplements, the term underlying asset used in this product supplement may mean the underlying index, the underlying shares, the underlying commodity, the underlying currency, the underlying basket or any other applicable term as defined in such supplements. We refer to the publisher of the applicable index, commodity, or currency as the index publisher, the commodity publisher or the currency publisher, respectively.

We refer to the closing value, closing price or exchange rate, as applicable, of the underlying asset on the valuation date as the final asset level, provided that, depending on the specific underlying asset and for purposes of the applicable supplements, the term final asset level used in this product supplement may mean the final index value, the final share price, the final commodity price, the final exchange rate value, the final basket value or any other applicable term as defined in such supplements. We refer to the closing value, closing price or exchange rate, as applicable, of the underlying asset on the pricing date as the initial asset level, provided that, depending on the specific underlying asset and for purposes of the applicable supplements, the term initial asset level used in this product supplement may mean the initial index value, the initial share price, the initial commodity price, the initial exchange rate value, the initial basket value or any other applicable term as defined in such supplements.

The notes are not principal protected. The amount you receive at maturity for each note that you hold may be less than the $10 stated principal amount per note and could be zero (except that if you hold Buffered PLUS with a minimum payment at maturity, the payment at maturity will not be less than the minimum payment at maturity).

If you hold PLUS and the final asset level is greater than the initial asset level, the return on the PLUS at maturity will be positive and the payment at maturity for each note you then hold will equal the sum of (a) the $10 stated principal amount per note AND (b) a leveraged upside payment equal to the product of (i) the $10 stated principal amount per note, (ii) the leverage factor specified in the applicable supplements and (iii) the positive percentage change in the closing value, closing price or exchange rate, as applicable, of the underlying asset from the pricing date to the valuation date (which we refer to as the asset percent increase, provided that, depending on the specific underlying asset and for purposes of the applicable supplements, the term asset percent increase used in this product supplement may mean the index percent increase, share percent increase, the commodity percent increase, the exchange rate percent increase, the basket percent increase or any other applicable term as defined in such supplements), provided, however, that the payment at maturity cannot exceed the maximum payment at maturity specified in the applicable supplements. If the final asset level is equal to the initial asset level, the return on the PLUS at maturity will be zero (without taking into consideration coupon payments, if any, on the PLUS) and you will receive at maturity an amount equal to the $10 stated principal amount per PLUS. If the final asset level is less than the initial asset level, the return on the PLUS at maturity will be negative and the payment at maturity for each note you then hold will equal the product of (a) the $10 stated principal amount per note AND (b) the final asset level divided by the initial asset level (which we refer to as the asset performance factor, provided that, depending on the specific underlying asset and for purposes of the applicable supplements, the term asset performance factor used in this product supplement may mean the index performance factor, the share performance factor, the commodity performance factor, the exchange rate performance factor, the basket performance factor or any other applicable term as defined in such supplements),

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in which event the amount per PLUS you receive at maturity will be less than the $10 stated principal amount per PLUS and could be zero. The specific underlying asset, pricing date, valuation date, maturity, leverage factor, maximum payment at maturity, initial asset level and other applicable terms for each particular series of PLUS will be specified in the applicable supplements.

If you hold Buffered PLUS and the final asset level is greater than the initial asset level, the return on the Buffered PLUS at maturity will be positive and the payment at maturity for each note you then hold will equal the sum of (a) the $10 stated principal amount per note AND (b) a leveraged upside payment equal to the product of (i) the $10 stated principal amount per note, (ii) the leverage factor specified in the applicable supplements and (iii) the asset percent increase, provided, however, that the payment at maturity cannot exceed the maximum payment at maturity specified in the applicable supplements. If the final asset level is less than or equal to the initial asset level but has decreased from the initial asset level by less than or equal to the buffer amount, the return on the Buffered PLUS at maturity will be zero (without taking into consideration coupon payments, if any, on the Buffered PLUS) and you will receive an amount equal to the $10 stated principal amount per Buffered PLUS. If the final asset level is less than the initial asset level and has decreased from the initial asset level by more than the buffer amount, the return on the Buffered PLUS at maturity will be negative and the payment at maturity for each note you then hold will equal either (A) if there is a minimum payment at maturity, the sum of (a) the product of (i) the $10 stated principal amount per note and (ii) the asset performance factor AND (b) the minimum payment at maturity, in which case the payment at maturity will be less than the $10 stated principal amount per note but will not be less than the minimum payment at maturity, which will equal the product of the $10 stated principal amount per note and the buffer amount, OR (B) if there is no minimum payment at maturity, the sum of (a) the $10 stated principal amount per note, AND (b) the product of (i) the $10 stated principal amount per note, (ii) the downside factor specified in the applicable supplements and (iii) the sum of (x) the negative percentage change in the closing value, closing price or exchange rate, as applicable, of the underlying asset from the pricing date to the valuation date (which we refer to as the asset percent decrease, provided that, depending on the specific underlying asset and for purposes of the applicable supplements, the term asset percent decrease used in this product supplement may mean the index percent decrease, the share percent decrease, the commodity percent decrease, the exchange rate percent decrease, the basket percent decrease or any other applicable term as defined in such supplements) and (y) the buffer amount, in which case the payment at maturity will be less than the $10 stated principal amount per note and could be zero. The specific underlying asset, pricing date, valuation date, maturity date, leverage factor, maximum payment at maturity, buffer amount, minimum payment at maturity (if any), downside factor (if any) and other applicable terms for each particular series of Buffered PLUS will be specified in the applicable supplements.

Each issuance of notes by Citigroup Funding Inc. will be a series of unsecured senior debt securities, with any payments due on the notes fully and unconditionally guaranteed by Citigroup Inc. The notes will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding, and, as a result of the guarantee, any payments due on the notes will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc. The notes will mature between 6 months and 5 years from the date of issue and will not provide for earlier redemption by you. The return of the stated principal amount of your investment in the notes at maturity is not guaranteed.

The aggregate stated principal amount of each series of notes will be set forth in the applicable pricing supplement. Each note will represent a stated principal amount of $10. You will be able to transfer the notes only in units of $10 and integral multiples of $10. You will not have the right to receive physical certificates evidencing your ownership of the notes except under limited circumstances. Instead, we will issue the notes in the form of a global certificate, which will be held by the Depository Trust Company or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the notes by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the notes through the accounts that these systems maintain with DTC. You should refer to the section “Description of the Notes — Book-Entry System” in the accompanying prospectus supplement and the section “Description of Debt Securities — Book-Entry Procedures and Settlement” in the accompanying prospectus.

PPS-3

Will I Receive Any Interest or Dividend Payments on the Notes?

No. We will not make any periodic payments of interest or any other payment on the notes (unless specified otherwise in the applicable supplements). In addition, you will not be entitled as a holder of the notes to receive dividend payments or other distributions, if any, made on the underlying asset (if the underlying asset is ETF shares), or on the stocks comprised in the underlying asset (if the underlying asset is ETF shares, an equity index or a basket).

How Will the Amount Payable at Maturity for the PLUS Be Calculated?

The amount you will receive at maturity for each PLUS will depend on the asset percent change. At maturity you will receive for each PLUS you hold:

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If the asset percent change is positive, the sum of (a) the $10 stated principal amount per note AND (b) a leveraged upside payment equal to the product of (i) the $10 stated principal amount per note, (ii) the leverage factor specified in the applicable supplements and (iii) the asset percent increase, provided, however, that the payment at maturity cannot exceed the maximum payment at maturity specified in the applicable supplements.

•	If the asset percent change is zero, the $10 stated principal amount per note.

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If the asset percent change is negative, the product of (a) the $10 stated principal amount per note AND (b) the final asset level divided by the initial asset level (which we refer to as the asset performance factor), in which case the payment at maturity will be less than your initial investment of $10 per note and could be zero.

How Will the Amount Payable at Maturity for the Buffered PLUS Be Calculated?

At maturity you will receive for each Buffered PLUS you then hold:

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If the asset percent change is positive, the sum of (a) the $10 stated principal amount per note AND (b) a leveraged upside payment equal to the product of (i) the $10 stated principal amount per note, (ii) the leverage factor specified in the applicable supplements and (iii) the asset percent increase, provided, however, that the payment at maturity cannot exceed the maximum payment at maturity specified in the applicable supplements.

•	If the asset percent change is from and including 0% to and including the product of (i) the buffer amount and (ii) – 1, the $10 stated principal amount per note.

•	If the asset percent change is less than the product of (i) the buffer amount and (ii) – 1,

•	If there is a minimum payment at maturity, the sum of (a) the product of (i) the $10 stated principal amount per note and (ii) the asset performance factor AND (b) the minimum payment at maturity; OR

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If there is no minimum payment at maturity, the sum of (a) the $10 stated principal amount per note, AND (b) the product of (i) the $10 stated principal amount per note, (ii) the downside factor specified in the applicable supplements and (iii) the sum of (x) the asset percent decrease and (y) the buffer amount.

How Will the Asset Percent Increase, Asset Percent Decrease and Asset Performance Factor be calculated?

Depending on the performance of the underlying asset, the payment at maturity for each note you then hold may be based on the asset percent increase. The asset percent increase will equal the following fraction, expressed as a percentage, where the final asset level is greater than the initial asset level:

Final asset level – Initial asset level

Initial asset level

PPS-4

Depending on the performance of the underlying asset, the payment at maturity for each note you then hold may be based on the asset percent decrease. The asset percent decrease will equal the following fraction, expressed as a percentage, where the final asset level is less than the initial asset level:

Final asset level – Initial asset level

Initial asset level

Depending on the performance of the underlying asset, the payment at maturity for each note you then hold may be based on the asset performance factor. The asset performance factor will equal the following fraction:

Final asset level

Initial asset level

Where:

The initial asset level will equal the closing value, closing price or exchange rate, as applicable, of the underlying asset on the pricing date.

The final asset level will equal the closing value, closing price or exchange rate, as applicable, of the underlying asset on the valuation date specified in the applicable supplements. This final asset level will not change from the value fixed on the valuation date, even if the closing value, closing price or exchange rate, as applicable, of the underlying asset changes from the valuation date to maturity.

The pricing date means the date on which the particular series of notes are priced for initial sale to the public.

The valuation date will be the date specified in the applicable supplements.

If the underlying asset is ETF shares, the closing price of such shares on the pricing date is subject to adjustment for a number of dilution events.

Is There a Possibility of Loss of Principal?

Yes. If you hold PLUS and the final asset level is less than the initial asset level, at maturity you will receive less than the $10 stated principal amount per PLUS (without taking into consideration coupon payments, if any, on the PLUS). If you hold Buffered PLUS and the final asset level has decreased from the initial asset level by more than the buffer amount, at maturity you will receive less than the $10 stated principal amount per Buffered PLUS (without taking into consideration coupon payments, if any, on the Buffered PLUS). This will be true even if the value of the underlying asset exceeded the initial asset level at one or more times during the term of the notes. Even if the final asset level is greater than the initial asset level, the total yield on the notes may be less than that on a conventional fixed-rate, non-callable debt security of Citigroup Funding of comparable maturity. You should refer to “Risk Factors — The Notes Are Not Principal Protected. Your Investment in the Notes Will Generally Result in a Loss if the Underlying Asset Declines From the Pricing Date to the Valuation Date” and “— The Yield on the Notes May Be Lower Than the Yield on a Standard Debt Security of Comparable Maturity” in this product supplement.

Where Can I Find Examples of Hypothetical Payment at maturity?

For a payoff diagram setting forth hypothetical payments you could receive at maturity, see “How PLUS Work” or “How Buffered PLUS Work” or equivalent section in the applicable supplements.

PPS-5

How Has the Underlying Asset Performed Historically?

The applicable supplements will provide certain historical information on the underlying asset. We will provide this historical information to help you evaluate the behavior of the underlying asset in recent years. However, past performance is not indicative of how the underlying asset will perform in the future. You should also refer to the section “Risk Factors — The Historical Performance of the Underlying Asset is Not an Indication of the Future Performance of the Underlying Asset” in this product supplement.

What Are the United States Federal Income Tax Consequences of Investing in the Notes?

The tax discussions in this product supplement do not address the tax treatment of notes that are linked to the value of one or more foreign currencies, which will be addressed in the applicable supplements. Investors considering acquiring notes linked to the value of one or more foreign currencies should carefully review the applicable supplements and consult with their own tax advisors.

In purchasing a note, you agree with Citigroup Funding that you and Citigroup Funding intend to treat the note for U.S. federal income tax purposes as a prepaid forward contract providing for payment based on the value of the underlying asset at maturity. Under such treatment, for notes bearing interest, the amounts denominated as interest will be characterized as interest income includable annually in your income in accordance with your method of accounting. In addition, if you receive cash at maturity, or upon the sale or other taxable disposition of a note, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash received at maturity or on the sale or other taxable disposition and (ii) your purchase price for the note. In the case of notes with a term greater than one year, such gain or loss generally will be long-term capital gain or loss if you have held the notes for more than one year at the time of the disposition. You should refer to the section “Certain United States Federal Income Tax Considerations” in this product supplement for more information.

Will the Notes Be Listed on a Stock Exchange?

The applicable supplements will specify whether a particular series of notes is expected to be listed on a securities exchange. Citigroup Global Markets currently intends, but will not be obligated, to make a market in each series of notes issued by Citigroup Funding. Even if a secondary market for a particular series of notes does develop, it may not be liquid and may not continue for the term of the notes of that series. You should be aware that the listing of a series of notes on an exchange does not guarantee that a liquid trading market will be available for those notes.

Can You Tell Me More About Citigroup Inc. and Citigroup Funding?

Citigroup Inc. is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. Citigroup Funding is a wholly-owned subsidiary of Citigroup Inc. whose business activities consist primarily of providing funds to Citigroup Inc. and its subsidiaries for general corporate purposes.

What Is the Role of Citigroup Funding’s and Citigroup Inc.’s Affiliate, Citigroup Global Markets?

Our affiliate, Citigroup Global Markets, will be the agent for the offering and sale of each series of notes and is expected to receive compensation for activities and services provided in connection with each offering. After each initial offering, Citigroup Global Markets and/or other of our broker-dealer affiliates intend to buy and sell the notes of the series issued in the offering to create a secondary market for holders of the notes of that series, and may engage in other activities described in the section “Plan of Distribution” in this product supplement, the accompanying prospectus supplement and prospectus. However, neither Citigroup Global Markets nor any of these affiliates will be obligated to engage in any market-making activities in connection with any offering of notes, or continue such activities once it has started them. Citigroup Global Markets will also act

PPS-6

as calculation agent for each series of notes. Potential conflicts of interest may exist between Citigroup Global Markets and you as holder of the notes. You should refer to “Risk Factors — Citigroup Global Markets Inc., an affiliate of Citigroup Funding and Citigroup Inc., Is the Calculation Agent, Which Could Result in a Conflict of Interest” in this product supplement.

Can You Tell Me More About the Effect of Citigroup Funding’s Hedging Activity?

We expect to hedge our obligations under the notes through one or more of our affiliates. This hedging activity will likely involve trading in the underlying asset (if the underlying asset is ETF shares, commodities or currencies), in the stocks, currencies, commodities or contracts comprised in the underlying asset (if the underlying asset is an ETF, an index or a basket) or other instruments, such as options, swaps or futures, based upon the relevant underlying asset or the stocks, currencies, commodities or contracts comprised in the relevant underlying asset. This hedging activity on, or prior to, the pricing date could potentially affect the initial asset level and, therefore, could increase the level at which the underlying asset must close on the valuation date before an investor receives a payment at maturity that exceeds the stated principal amount of the notes. Additionally, such hedging activities during the term of the notes, including on the valuation date, could adversely affect the final asset level and, accordingly, the amount of cash, if any, an investor will receive at maturity. Furthermore, our hedging activity also could affect the market value of the relevant underlying asset during the term of the notes and, therefore, the market value of the notes. The costs of maintaining or adjusting this hedging activity could also affect the price at which our affiliate Citigroup Global Markets may be willing to purchase your notes in the secondary market. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the market value of the notes declines. You should refer to “Risk Factors — The Price at Which You Will Be Able to Sell Your Notes Prior to Maturity Will Depend on a Number of Factors and May Be Substantially Less Than the Amount You Originally Invest” in this product supplement, “Risk Factors — Citigroup Funding’s Hedging Activity Could Result in a Conflict of Interest” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” in the accompanying prospectus.

Does ERISA Impose Any Limitations on Purchases of the Notes?

Employee benefit plans and other entities the assets of which are subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or substantially similar federal, state or local laws, including individual retirement accounts, (which we call “Plans”) will be permitted to purchase and hold the notes, provided that each such Plan shall by its purchase be deemed to represent and warrant either that (A)(i) none of Citigroup Global Markets, its affiliates or any employee thereof is a Plan fiduciary that has or exercises any discretionary authority or control with respect to the Plan’s assets used to purchase the notes or renders investment advice with respect to those assets and (ii) the Plan is paying no more than adequate consideration for the notes or (B) its acquisition and holding of the notes is not prohibited by any such provisions or laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the notes if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of notes by the account, plan or annuity. Please refer to the section “ERISA Matters” in this product supplement for further information.

Are There Any Risks Associated With My Investment in the Notes?

Yes. The notes are subject to a number of risks. Please refer to the section “Risk Factors” in this product supplement; “Risk Factors” in the accompanying prospectus supplement; and “Risk Factors” in the applicable supplements.

PPS-7

RISK FACTORS

Because the terms of the notes differ from those of conventional debt securities in that the amount you receive at maturity will depend on the asset percent change, an investment in the notes entails significant risks not associated with similar investments in conventional debt securities, including, among other things, fluctuations in the value of the underlying asset and other events that are difficult to predict and beyond our control. In addition to the risk factors below, you should read the section “Risk Factors” in the accompanying prospectus supplement and the section “Risk Factors” in the applicable supplements.

Risk Factors

The Notes Are Not Principal Protected. Your Investment in the Notes Will Generally Result in a Loss if the Underlying Asset Declines From the Pricing Date to the Valuation Date

The amount you receive at maturity will depend on the asset percent change and may be less than the stated principal amount of your notes. If you hold PLUS and the final asset level is less than the initial asset level, the amount you receive at maturity for each PLUS (without taking into consideration coupon payments, if any, on the PLUS) will be less than $10 stated principal amount per PLUS and could be zero, in which case your investment in the PLUS will result in a loss.

If you hold Buffered PLUS with a minimum payment at maturity and the final asset level has decreased from the initial asset level by more than the buffer amount, the amount you receive at maturity for each Buffered PLUS (without taking into consideration coupon payments, if any, on the Buffered PLUS) will be less than the $10 stated principal amount per Buffered PLUS, but will not be less than the minimum payment at maturity, which will equal the product of the $10 stated principal amount per note and the buffer amount.

If you hold Buffered PLUS with no minimum payment at maturity and the final asset level has decreased from the initial asset level by more than the buffer amount, the amount you receive at maturity for each Buffered PLUS (without taking into consideration coupon payments, if any, on the Buffered PLUS) will be less than the $10 stated principal amount per Buffered PLUS and could be zero.

The Appreciation of Your Investment in the Notes Will Be Limited

The appreciation potential of the notes is generally limited by the maximum payment at maturity. Although the leverage factor provides increased exposure to any increase in the level of the underlying asset during the term of the notes, the payment at maturity will never exceed the maximum payment at maturity, which will be a fixed percentage over the stated principal amount of the notes. Thus, the appreciation on an investment in the notes may be less than the appreciation on an investment in the underlying asset (if the underlying asset is ETF shares, commodities or currencies), or in the stocks, currencies, commodities or contracts comprised in the underlying asset (if the underlying asset is an ETF, an index or a basket), or an investment in an instrument that was directly linked to the underlying asset but was not subject to a maximum payment at maturity.

The Yield on the Notes May Be Lower Than the Yield on a Standard Debt Security of Comparable Maturity

Unless specified otherwise in the applicable offering summary as superseded after pricing by the related pricing supplement, the notes will not pay any interest. If the final asset level does not increase sufficiently from the initial asset level, the effective yield on the notes will be less than that which would be payable on a conventional fixed-rate, non-callable debt security of Citigroup Funding of comparable maturity.

PPS-8

You Will Not Receive Any Periodic Payments on the Notes Unless Specified

You will not receive any periodic payments of interest on the notes (unless specified otherwise in the applicable supplements). In addition, you will not be entitled as a holder of the notes to receive dividend payments or other distributions, if any, made on the underlying asset (if the underlying asset is ETF shares), or on the stocks comprised in the underlying asset (if the underlying asset is an ETF, an equity index or a basket).

The Historical Performance of the Underlying Asset is Not an Indication of the Future Performance of the Underlying Asset

The historical performance of the underlying asset, which is included in the applicable supplements, should not be taken as an indication of the future performance of the underlying asset during the term of the notes. Changes in value of the underlying asset will affect the trading price of the notes, but it is impossible to predict whether the value of the underlying asset will fall or rise.

You Will Have No Rights Against the ETF, the Index Publisher, the Commodity Publisher or the Currency Publisher

You will have no rights as a holder of the notes against the ETF, the index publisher, the commodity publisher or the currency publisher, even though the market value of the notes is expected to depend primarily on the value of the underlying asset and the payment at maturity depends on the asset percent change.

None of the ETF, the index publisher, the commodity publisher or the currency publisher will be involved in any way in the offering of the notes and will have no obligations relating to the notes or to holders of the notes. By investing in the notes you will not acquire any underlying assets (if the underlying asset is ETF shares, commodities or currencies), or any stocks, currencies, commodities or contracts comprised in the underlying asset (if the underlying asset is an ETF, an index or a basket). In addition, you will have no voting rights and will receive no dividends or other distributions made on the underlying asset (if the underlying asset ETF shares), or on the stocks comprised in the underlying asset (if the underlying asset is an ETF, an equity index or a basket).

The Price at Which You Will Be Able to Sell Your Notes Prior to Maturity Will Depend on a Number of Factors and May Be Substantially Less Than the Amount You Originally Invest

We believe that the value of your notes in the secondary market will be affected by the supply of and demand for the notes, the value of the underlying asset and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market value of the notes of a change in a specific factor, assuming all other conditions remain constant.

Value of the Underlying Asset.    We expect that the market value of the notes will depend substantially on the amount, if any, by which the value of the underlying asset changes from the initial asset level. However, changes in the value of the underlying asset may not always be reflected, in full or in part, in the market value of the notes. If you choose to sell your notes when the value of the underlying asset exceeds the initial asset level, you may receive substantially less than the amount that would be payable at maturity based on that value because of expectations that the value of the underlying asset will continue to fluctuate between that time and the time when the amount you will receive at maturity is determined. If you choose to sell your notes when the value of the underlying asset is below the initial asset level, you may receive less than the amount you originally invested.

Trading prices of the underlying asset (if the underlying asset is ETF shares), or of the stocks comprised in the underlying asset (if the underlying asset is an ETF, an equity index or a basket) will be influenced by the

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results of operations of the issuer of the underlying stock and by the complex and interrelated political, economic, financial and other factors that can affect the capital markets generally and the markets on which the underlying asset or the stocks included in the underlying index are traded, and by various circumstances that can influence the values of the underlying asset or the stocks comprised in the underlying index in a specific market segment. Citigroup Funding’s hedging activities in the underlying asset or in the stocks included in the underlying index, the issuance of securities similar to the notes and other trading activities by Citigroup Funding, its affiliates and other market participants can also affect the value of the underlying asset or the stocks included in the underlying asset.

Volatility of the Underlying Asset.     Volatility is the term used to describe the size and frequency of market fluctuations. If the expected volatility of the underlying asset changes during the term of the notes, the market value of the notes may decrease.

Events Involving the ETF or Companies Included in the Underlying Asset.    General economic conditions and earnings results of the ETF or of the companies whose stocks are comprised in the underlying asset (if the underlying asset is an ETF, an equity index or a basket), and real or anticipated changes in those conditions or results, may affect the value of the underlying asset and the market value of the notes. In addition, if the dividend yields on the underlying asset or on the stocks included in the underlying asset increase, we expect that the market value of the notes may decrease because the return on the notes does not incorporate the value of dividend payments. Conversely, if dividend yields on the underlying asset or on the stocks included in the underlying asset decrease, we expect that the market value of the notes may increase.

Interest Rates.    If the underlying asset or the stocks, currencies, commodities or contracts comprised in the underlying asset are listed on a U.S. or mercantile stock exchange, we expect that the market value of the notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the market value of the notes may decrease, and if U.S. interest rates decrease, the market value of the notes may increase.

If the underlying asset or the stocks, currencies, commodities or contracts comprised in the underlying asset are listed on one or more foreign stock or mercantile exchanges, we expect that the market value of the notes will be affected by changes in the relative interest rates in the U.S. and in the relevant foreign jurisdictions. In general, the market value of the notes may decrease if the difference between U.S. interest rates and the relevant foreign interest rates increases, and the market value of the notes may increase if the difference between U.S. interest rates and the relevant foreign interest rates decreases.

Time Premium or Discount.    As a result of a “time premium” or “discount,” the notes may trade at a value above or below that which would be expected based on the level of interest rates and the value of the underlying asset the longer the time remaining to maturity. A “time premium” or “discount” results from expectations concerning the value of the underlying asset during the period prior to the maturity of the notes. However, as the time remaining to maturity decreases, this “time premium” or “discount” may diminish, increasing or decreasing the market value of the notes.

Hedging Activities.    Hedging activities related to a specific series of notes by us or one or more of our affiliates will likely involve trading in the underlying asset (if the underlying asset is ETF shares, commodities or currencies), or in the stocks, currencies, commodities or contracts comprised in the underlying asset (if the underlying asset is an ETF, an index or a basket), or in other instruments, such as options, swaps or futures, based upon the underlying asset or upon the stocks, commodities, contracts or currencies comprised in the underlying asset, or by taking positions in any other available securities or instruments that we may wish to use in connection with such hedging. This hedging activity on, or prior to, the pricing date could potentially affect the initial asset level and, therefore, could increase the level at which the underlying asset must close on the valuation date before an investor receives a payment at maturity that exceeds the stated principal amount of the notes. Additionally, such hedging activities during the term of the notes, including on the valuation date, could adversely affect the final asset level and, accordingly, the amount of cash, if any, an investor will receive at maturity. Furthermore, our hedging activity during the term of the notes could also affect the market value of the

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underlying asset and therefore the market value of the notes. It is possible that we or our affiliates may profit from our hedging activity, even if the market value of the notes declines. Profit or loss from this hedging activity could affect the price at which our affiliate Citigroup Global Markets may be willing to purchase your notes in the secondary market.

Fees and Projected Hedging Profits.     The price, if any, at which Citigroup Global Markets is willing to purchase the notes in secondary market transactions will likely be lower than the public offering price since the public offering price of the notes will include, and secondary market prices are likely to exclude, underwriting fees paid with respect to the notes, as well as the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by Citigroup Global Markets, as a result of dealer discounts, mark-ups or other transaction costs.

Credit Ratings, Financial Condition and Results of Citigroup Funding and Citigroup Inc.    Actual or anticipated changes in Citigroup Funding’s financial condition or results or the credit ratings, financial condition or results of Citigroup Inc. may affect the market value of the notes. The notes are subject to the credit risk of Citigroup Inc., the guarantor of any payments due on the notes.

We want you to understand that the impact of one of the factors specified above may offset some or all of any change in the market value of the notes attributable to another factor.

The Amount You Receive at Maturity May Be Reduced Under Some Circumstances if the Underlying Asset is Diluted Because this Amount Will Not Be Adjusted for All Events that Dilute the Underlying Asset

If the underlying asset is ETF shares, the amount you receive at maturity will be subject to adjustment for a number of events. You should refer to the section “Description of the Notes — Dilution Adjustments if the Underlying Asset is ETF Shares” in this product supplement. The amount you receive at maturity, if applicable, will not be adjusted for other events that may adversely affect the value of the underlying ETF shares. Because of the relationship of the amount you receive at maturity to the value of the underlying asset, these other events may reduce the amount you receive at maturity on the notes.

The Notes May or May Not Be Listed on a Major Stock Exchange and You May Not Be Able to Sell Your Notes if an Active Trading Market for the Notes Does Not Develop

The applicable supplements will specify whether we expect to list a particular series of notes on a securities exchange. You should be aware that the listing of a series of notes on an exchange does not guarantee that a liquid market will be available for those notes. Citigroup Global Markets currently intends, but will not be obligated, to make a market in each series of notes issued by Citigroup Funding. Even if a secondary market for a particular series of notes does develop, it may not be liquid and may not continue for the term of those notes. If the secondary market for the notes you hold is limited, there may be few buyers should you choose to sell your notes prior to maturity and this may reduce the price you receive. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Citigroup Global Markets is willing to transact. If at any time Citigroup Global Markets was not to make a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

The Market Value of the Notes May Be Affected by Certain Purchases and Sales by Affiliates of Citigroup Funding

Citigroup Funding’s affiliates, including Citigroup Global Markets, may from time to time buy or sell the underlying asset (if the underlying asset is ETF shares, commodities or currencies), or stocks, currencies,

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commodities or contracts comprised in the underlying asset (if the underlying asset is an ETF, an index or a basket), or derivative instruments relating to the underlying asset or the stocks, commodities, contracts or currencies included in the underlying asset for their own accounts in connection with their normal business practices. These transactions could affect the value of the underlying asset and therefore the market value of the notes.

Citigroup Global Markets, an Affiliate of Citigroup Funding and Citigroup Inc., Is the Calculation Agent, Which Could Result in a Conflict of Interest

Citigroup Global Markets, which acts as the calculation agent for the notes, is an affiliate of ours. As a result, Citigroup Global Markets’ duties as calculation agent, including with respect to making certain determinations and judgments that the calculation agent must make in determining amounts due to you, may conflict with its interest as an affiliate of ours. As calculation agent, Citigroup Global Markets will determine the initial asset level, the final asset level, the asset percent increase, the asset percent decrease and the asset performance factor, as applicable, and will calculate the amount of cash, if any, you will receive at maturity. Additionally, determinations made by Citigroup Global Markets, in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the calculation of any value, price, or exchange rate, as applicable, of the underlying asset under particular circumstances may adversely affect the payment to you at maturity.

Citigroup Funding’s Hedging Activity Could Result in a Conflict of Interest

We expect to hedge our obligations under the notes through one or more of our affiliates. This hedging activity will likely involve trading in the underlying asset (if the underlying asset is ETF shares, commodities or currencies), or in the stocks, currencies, commodities or contracts comprised in the underlying asset (if the underlying asset is an ETF, an index or a basket), or in other instruments, such as options, swaps or futures based upon the underlying asset or the stocks, currencies, commodities or contracts comprised in the underlying asset. This hedging activity may present a conflict between your interest in the notes and the interests we and our affiliates have in executing, maintaining and adjusting our hedge transactions because it could affect the value of the underlying asset and therefore the determination of the payment due at maturity. It could also be adverse to your interest if it affects the price at which our affiliate Citigroup Global Markets may be willing to purchase your notes in the secondary market. Since hedging our obligations under the notes involves risk and may be influenced by a number of factors, it is possible that we or our affiliates may profit from our hedging activity, even if the market value of the notes declines.

The United States Federal Income Tax Consequences of the Notes Are Uncertain

No statutory, judicial or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the notes are not certain. No ruling is being requested from the Internal Revenue Service with respect to the notes and no assurance can be given that the Internal Revenue Service will agree with the conclusions expressed under “What Are the United States Federal Income Tax Consequences of Investing in the Notes?” and “Certain United States Federal Income Tax Considerations” in this product supplement. It is also possible that future U.S. legislation, regulations or other IRS guidance would require you to accrue income on the notes on a current basis at ordinary income rates (as opposed to capital gains rates) or to treat the notes in another manner that significantly differs from the agreed-to treatment discussed under “What Are the United States Federal Income Tax Consequences of Investing in the Notes?” and “Certain United States Federal Income Tax Considerations” in this product supplement, and that any such guidance could have retroactive effect.

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Additional Risk Factors if the Underlying Asset is an Equity Index or a Basket that includes an Equity Index

Your Return on the Notes Will Not Reflect the Return You Would Realize if You Actually Owned the Stocks Included in the Underlying Equity Index

Your return on the notes will not reflect the return you would realize if you actually owned the stocks included in the underlying equity index because, among other factors, the index publisher calculates the underlying equity index by reference to the prices of those stocks without taking into consideration the value of any dividends paid on those stocks. As a result, the return on the notes may be less than the return you would realize if you actually owned the stocks included in the underlying equity index.

Foreign Jurisdictions

If the stocks included in the underlying equity index are listed on one or more foreign stock exchanges, you should be aware that investments in securities, such as the notes, that are indexed to the value of foreign equity securities involve certain risks, any of which can affect the value of these securities and the value of the underlying equity index and the notes.

The foreign securities markets may be more volatile than U.S. securities markets and may be affected by market developments in different ways than U.S. securities markets; cross-shareholdings in foreign companies on such markets may affect prices and volume of trading on those markets; there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. In addition, the exchanges on which the underlying stocks are traded may have adopted certain measures intended to limit short-term price fluctuations. These may include daily price floors and ceilings intended to prevent extreme fluctuations in individual stock prices. You should also be aware that certain of the exchanges on which the stocks included in the underlying equity index are traded might suspend the trading of individual stocks in certain limited and extraordinary circumstances. As a result, variations in the underlying equity index may be limited by price limitations on, or suspensions of trading of, individual stocks included in the underlying equity index, which may, in turn, adversely affect the value of the notes or result in the occurrence of a market disruption event.

Prices of the underlying stocks are subject to political, economic, financial, exchange rate and social factors that apply in each issuer’s country as well as in other constituent countries in which such issuer does business (or in which its principal trading partners do business). These factors (including the possibility that recent or future changes in a country’s government, economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies) could negatively affect foreign securities markets. Stock and currency market volatility and market developments in one or more countries may cause volatility or a decline in another country. Moreover, the relevant economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Additional Risk Factors if the Underlying Asset is ETF Shares or Basket that includes ETF Shares

The Value of Underlying ETF Shares May Not Completely Track the Value of the Shares in Which the ETF Invests

If the underlying asset is ETF shares or a basket that includes ETF shares, you should be aware that, although the trading characteristics and valuations of the ETF shares will usually mirror the characteristics and

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valuations of the shares in which that ETF invests, the value of the ETF shares may not completely track the value of the shares in which that ETF invests. The ETF shares will reflect transaction costs and fees that the shares in which the ETF invests do not have.

Notes the Underlying Asset of Which Is Shares of an ETF May Be Subject to Currency Exchange Rate Risk

If the underlying asset is ETF shares that invests in non-U.S. markets or a basket that includes ETF shares that invests in non-U.S. markets, the trading price of the stocks in which the ETF invests generally will reflect the U.S. dollar value of those stocks. Therefore, holders of notes the underlying asset of which is ETF shares that invests in non-U.S. markets or a basket that includes ETF shares that invests in non-U.S. markets will be exposed to currency exchange rate risk with respect to the currency in which such stocks trade. An investor’s net exposure will depend on the extent to which the non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of each stock in the ETF’s portfolio. If, taking into account such weighting, the dollar strengthens against the non-U.S. currency, the value of the stocks in which an ETF invests will be adversely affected and the value of the notes or the amount you receive at maturity may decrease.

ETF Shares Linked to Non-U.S. Companies and Notes Based Upon such ETF Shares Will Be Affected by Conditions in the Markets Where Shares of those Non-U.S. Companies Principally Trade

Investments in securities linked to the value of equity securities of non-U.S. companies involve certain risks. Where the shares of a company in which the ETF invests principally trade on a non-U.S. market, that market may be more volatile than U.S. markets. Also, there is generally less publicly available information about non-U.S. companies than U.S. companies, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. companies.

In addition, securities prices of companies located in emerging markets, or whose principal operations are located in emerging markets, are subject to political, economic, financial and social factors that apply in emerging markets. These factors, which could negatively affect the value of such securities, include the possibility of recent or future changes in local or national economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such companies or to investments in equity securities of companies located, or whose principal operations are located, in emerging markets. Specifically, political and/or legal developments in emerging markets could include forced divestiture of assets; restrictions on production, imports and exports; war or other international conflicts; civil unrest and local security concerns that threaten the safe operation of company facilities; price controls; tax increases and other retroactive tax claims; expropriation of property; cancellation of contract rights and environmental regulations. Moreover, the economy of emerging nations may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital investment, resources and self-sufficiency.

Additional Risk Factors if the Underlying Asset is a Currency or a Basket that includes a Currency

The value of any currency may be affected by complex political and economic factors. The value any currency relative to another currency, as measured by the relevant exchange rate, is at any moment a result of the supply and demand for the relevant currencies, and changes in the exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the relevant countries, as well as economic and political developments in other countries. Of particular importance are the relative rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by countries which are important to international trade and finance. Foreign exchange rates can either be fixed by sovereign

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governments or floating. Exchange rates of many nations are permitted to fluctuate in value relative to other currencies. However, governments sometimes do not allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, if the basket which is the underlying asset comprises one or more currencies, a special risk in purchasing the notes is that their liquidity, trading price and amounts payable could be affected by the actions of sovereign governments that could change or interfere with theretofore freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency or other developments affecting the basket currencies.

Additional Risk Factors if the Underlying Asset is a Commodity or a Basket that includes a Commodity

Prices of commodities are highly volatile and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the main commodities are generally quoted), interest rates and commodity borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Commodities prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of commodities by the official sector, including central banks and other governmental agencies and multilateral institutions which hold commodities, levels of commodities production and production costs and short-term changes in supply and demand because of trading activities in the relevant commodity market.

Additional Risk Factors if the Underlying Asset is a Basket

Basket Comprising Underlying Assets

If the underlying asset is a basket, any of the additional risk factors which are applicable if the underlying asset is an equity index, ETF shares, commodities or currencies are also applicable with respect to any of the equity indices, ETF shares, commodities or currencies that are included in a basket.

The Use of a Basket Instead of a Single Underlying Asset May Lower the Return on the Notes

Because the value of a basket will be equal to the sum of the weighted value of each of the basket components, a significant increase in the value of one basket component but not the other may be substantially or entirely offset by a decrease in the value of the other basket component during the term of the notes.

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DESCRIPTION OF THE NOTES

The following description of the terms of the PLUS and Buffered PLUS supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus supplement and prospectus. If any information regarding the PLUS or Buffered PLUS in this product supplement is inconsistent with the more general terms of the debt securities described in the accompanying prospectus supplement and prospectus, you should rely on the information in this product supplement.

The offering summary applicable to a particular series of PLUS or Buffered PLUS will contain the specific information and terms for that offering. If any information in the applicable offering summary is inconsistent with this product supplement, you should rely on the information in the offering summary. The final terms of a particular series of PLUS or Buffered PLUS set forth in a pricing supplement will supersede the preliminary terms set forth in the related offering summary. The applicable offering summary as superseded after pricing by the related pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement and prospectus. It is important for you to consider the information contained in the accompanying prospectus and prospectus supplement, this product supplement and the applicable offering summary as superseded by the related pricing supplement in making your investment decision.

General

The performance leveraged upside securities (which we refer to as PLUS) and the PLUS with a buffer amount (which we refer to as Buffered PLUS and, together with the PLUS, the notes) pay an amount at maturity that will depend on the percentage change in the closing value, closing price or exchange rate, as applicable, of (i) an index; (ii) shares of an Exchange Traded Fund (“ETF”); (iii) commodities; (iv) currencies; or (v) a basket comprising any combination of one or more of (i) through (iv) above. We refer to each of (i) through (v) above as an underlying asset, provided that, depending on the specific underlying asset and for purposes of the applicable supplements, the term underlying asset used in this product supplement may mean the underlying index, underlying shares, the underlying commodity, the underlying currency, the underlying basket or any other applicable term as defined in such supplements. We refer to the publisher of the applicable index, commodity, or currency as the index publisher, the commodity publisher or the currency publisher, respectively.

We refer to the closing value, closing price or exchange rate, as applicable, of the underlying asset on the valuation date as the final asset level, provided that, depending on the specific underlying asset and for purposes of the applicable supplements, the term final asset level used in this product supplement may mean the final index value, the final share price, the final commodity price, the final exchange rate, the final basket value or any other applicable term as defined in such supplements. We refer to the closing value, closing price or exchange rate, as applicable, of the underlying asset on the pricing date as the initial asset level, provided that, depending on the specific underlying asset and for purposes of the applicable supplements, the term initial asset level used in this product supplement may mean the initial index value, the initial share price, the initial commodity price, the initial exchange rate, the initial basket value or any other applicable term as defined in such supplements.

The notes are not principal protected. The amount you receive at maturity for each note that you hold may be less than the $10 stated principal amount per note and could be zero (except that if you hold Buffered PLUS with a minimum payment at maturity, the payment at maturity will not be less than the minimum payment at maturity).

If you hold PLUS and the final asset level is greater than the initial asset level, the return on the PLUS at maturity will be positive and the payment at maturity for each note you then hold will equal the sum of (a) the $10 stated principal amount per note AND (b) a leveraged upside payment equal to the product of (i) the $10 stated principal amount per note, (ii) the leverage factor specified in the applicable supplements and (iii) the

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positive percentage change in the closing value, closing price or exchange rate, as applicable, of the underlying asset from the pricing date to the valuation date (which we refer to as the asset percent increase, provided that, depending on the specific underlying asset and for purposes of the applicable supplements, the term asset percent increase used in this product supplement may mean the index percent increase, the share percent increase, the commodity percent increase, the exchange rate percent increase, the basket percent increase or any other applicable term as defined in such supplements), provided, however, that the payment at maturity cannot exceed the maximum payment at maturity specified in the applicable supplements. If the final asset level is equal to the initial asset level, the return on the PLUS at maturity will be zero (without taking into consideration coupon payments, if any, on the PLUS) and you will receive at maturity an amount equal to the $10 stated principal amount per PLUS. If the final asset level is less than the initial asset level, the return on the PLUS at maturity will be negative and the payment at maturity for each note you then hold will equal the product of (a) the $10 stated principal amount per note AND (b) the final asset level divided by the initial asset level (which we refer to as the asset performance factor, provided that, depending on the specific underlying asset and for purposes of the applicable supplements, the term asset performance factor used in this product supplement may mean the index performance factor, the share performance factor, the commodity performance factor, the exchange rate performance factor, the basket performance factor or any other applicable term as defined in such supplements), in which event the amount per PLUS you receive at maturity will be less than the $10 stated principal amount per PLUS and could be zero. The specific underlying asset, pricing date, valuation date, maturity date, leverage factor, maximum payment at maturity, initial asset level and other applicable terms for each particular series of PLUS will be specified in the applicable supplements.

If you hold Buffered PLUS and the final asset level is greater than the initial asset level, the return on the Buffered PLUS at maturity will be positive and the payment at maturity for each note you then hold will equal the sum of (a) the $10 stated principal amount per note AND (b) a leveraged upside payment equal to the product of (i) the $10 stated principal amount per note, (ii) the leverage factor specified in the applicable supplements and (iii) the asset percent increase, provided, however, that the payment at maturity cannot exceed the maximum payment at maturity specified in the applicable supplements. If the final asset level is less than or equal to the initial asset level but has decreased from the initial asset level by less than or equal to the buffer amount, the return on the Buffered PLUS at maturity will be zero (without taking into consideration coupon payments, if any, on the Buffered PLUS) and you will receive an amount equal to the $10 stated principal amount per Buffered PLUS. If the final asset level is less than the initial asset level and has decreased from the initial asset level by more than the buffer amount, the return on the Buffered PLUS at maturity will be negative and the payment at maturity for each note you then hold will equal either (A) if there is a minimum payment at maturity, the sum of (a) the product of (i) the $10 stated principal amount per note and (ii) the asset performance factor AND (b) the minimum payment at maturity, in which case the payment at maturity will be less than the $10 stated principal amount per note but will not be less than the minimum payment at maturity, which will equal the product of the $10 stated principal amount per note and the buffer amount, OR (B) if there is no minimum payment at maturity, the sum of (a) the $10 stated principal amount per note, AND (b) the product of (i) the $10 stated principal amount per note, (ii) the downside factor specified in the applicable supplements and (iii) the sum of (x) the negative percentage change in the closing value, closing price or exchange rate, as applicable, of the underlying asset from the pricing date to the valuation date (which we refer to as the asset percent decrease, provided that, depending on the specific underlying asset and for purposes of the applicable supplements, the term asset percent decrease used in this product supplement may mean the index percent decrease, the share percent decrease, the commodity percent decrease, the exchange rate percent decrease, the basket percent decrease or any other applicable term as defined in such supplements) and (y) the buffer amount, in which case the payment at maturity will be less than the $10 stated principal amount per note and could be zero. The specific underlying asset, pricing date, valuation date, maturity date, leverage factor, maximum payment at maturity, buffer amount, minimum payment at maturity (if any), downside factor (if any) and other applicable terms for each particular series of Buffered PLUS will be specified in the applicable supplements.

The notes are a series of debt securities issued under the senior debt indenture described in the accompanying prospectus, and any payments due on the notes are fully and unconditionally guaranteed by

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Citigroup Inc. The aggregate stated principal amount and the maturity date of each series of notes issued will be set forth in the pricing supplement relating to that series of notes. The notes will mature between 6 months and 5 years. The notes will constitute part of the senior debt of Citigroup Funding and will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding. As a result of the guarantee, any payments due under the notes will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc. The notes will be issued only in fully registered form and in denominations of $10 per note and integral multiples thereof. The return of the stated principal amount of your investment in the notes at maturity is not guaranteed.

Reference is made to the accompanying prospectus supplement and prospectus for a detailed summary of additional provisions of the notes and of the senior debt indenture under which the notes will be issued.

Interest

If the supplements specify that interest is payable on a particular series of notes, that interest will be payable at the per annum rate and on the dates specified in the applicable supplements. Unless specified otherwise in the applicable supplements, the coupon will be calculated in the manner set forth in “Description of Debt Securities” in the accompanying prospectus. However, you will not be entitled as a holder of a note to receive dividend payments or other distributions, if any, made on the underlying asset (if the underlying asset is ETF shares), or on the stocks comprised in the underlying asset (if the underlying asset is an ETF, an equity index or a basket).

Determination of the Amount To Be Received at Maturity of the Notes

Depending on the performance of the underlying asset, the payment at maturity for each note you then hold may be based on the asset percent increase. The asset percent increase will equal the following fraction, expressed as a percentage, where the final asset level is greater than the initial asset level:

Final asset level – initial asset level

Initial asset level

Depending on the performance of the underlying asset, the payment at maturity for each note you then hold may be based on the asset percent decrease. The asset percent decrease will equal the following fraction, expressed as a percentage, where the final asset level is less than the initial asset level:

Final asset level – initial asset level

Initial asset level

Depending on the performance of the underlying asset, the payment at maturity for each note you then hold may be based on the asset performance factor. The asset performance factor will equal the following fraction:

Final asset level

Initial asset level

Where:

The initial asset level will equal the closing value, closing price or exchange rate, as applicable, of the underlying asset on the pricing date.

The final asset level will equal the closing value, closing price or exchange rate, as applicable, of the underlying asset on the valuation date specified in the applicable supplements. This final asset level will not change from the value fixed on the valuation date, even if the closing value, closing price or exchange rate, as applicable, of the underlying asset changes from the valuation date to maturity.

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The pricing date means the date on which the particular series of notes are priced for initial sale to the public.

The valuation date will be the date specified in the applicable supplements.

If the underlying asset is ETF shares, the closing price of such shares on the pricing date is subject to adjustment for a number of dilution events.

Determination of the Amount To Be Received at Maturity of the PLUS

The amount you will receive at maturity for each PLUS will depend on the asset percent change. The payment at maturity for the PLUS may be greater than, equal to or less than the stated principal amount of your initial investment in the notes.

•

If the asset percent change is positive, the sum of (a) the $10 stated principal amount per note AND (b) a leveraged upside payment equal to the product of (i) the $10 stated principal amount per note, (ii) the leverage factor specified in the applicable supplements and (iii) the asset percent increase, provided, however, that the payment at maturity cannot exceed the maximum payment at maturity specified in the applicable supplements.

•	If the asset percent change is zero, the $10 stated principal amount per note.

•

If the asset percent change is negative, the product of (a) the $10 stated principal amount per note AND (b) the asset performance factor, in which case the payment at maturity will be less than your initial investment of $10 per note and could be zero.

Determination of the Amount To Be Received at Maturity of the Buffered PLUS

The amount you will receive at maturity for each Buffered PLUS will depend on the asset percent change. The payment at maturity for the Buffered PLUS may be greater than, equal to or less than the stated principal amount of your initial investment in the notes.

•

If the asset percent change is positive, the sum of (a) the $10 stated principal amount per note AND (b) a leveraged upside payment equal to the product of (i) the $10 stated principal amount per note, (ii) the leverage factor specified in the applicable supplements and (iii) the asset percent increase, provided, however, that the payment at maturity cannot exceed the maximum payment at maturity specified in the applicable supplements.

•	If the asset percent change is from and including 0% to and including the product of (i) the buffer amount and (ii) – 1, the $10 stated principal amount per note.

•	If the asset percent change is less than the product of (i) the buffer amount and (ii) – 1,

•	If there is a minimum payment at maturity, the sum of (a) the product of (i) the $10 stated principal amount per note and (ii) the asset performance factor AND (b) the minimum payment at maturity; OR

•

If there is no minimum payment at maturity, the sum of (a) the $10 stated principal amount per note, AND (b) the product of (i) the $10 stated principal amount per note, (ii) the downside factor specified in the applicable supplements and (iii) the sum of (x) the asset percent decrease and (y) the buffer amount.

The “closing value”, “closing price”, or “exchange rate” of the underlying asset, as applicable, on any date of determination, including the valuation date, will be:

(1) if the underlying asset is ETF shares, or a basket that includes ETF shares (or any other security for which a closing price must be determined as described in the section “Dilution Adjustments if the

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underlying asset is ETF Shares” below), the closing price of the shares will be (a) if the security is listed on a national securities exchange on that date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date on the principal national securities exchange on which the security is listed or admitted to trading, or (b) if the security is not listed on a national securities exchange on that date of determination, or if the closing sale price or last reported sale price on such exchange is not obtainable (even if the security is listed or admitted to trading on such exchange), any last reported bid price for the security of the principal trading session on the over-the-counter market on that date as reported on the OTC Bulletin Board, the National Quotation Bureau or a similar organization. The term “OTC Bulletin Board” will include any successor to such service. If no closing sale price or last reported sale price is available on a date of determination pursuant to clauses (a) or (b) above or if there is a market disruption event, the closing price of the shares for that date, unless deferred by the calculation agent as described below, will be the arithmetic mean, as determined by the calculation agent, of the bid prices of the security obtained from as many dealers in such security (which may include Citigroup Global Markets or any of our other affiliates or subsidiaries), but not exceeding three such dealers, as will make such bid prices available to the calculation agent. If no bid prices are provided from any such dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The determination of the closing price of the shares by the calculation agent upon the occurrence of a market disruption event may be deferred by the calculation agent for up to five consecutive underlying asset business days on which a market disruption event is occurring, but not past the underlying asset business day immediately prior to the maturity date; or

(2) if the underlying asset is an index or a basket that includes an index, the closing value of the index will be the closing value on that date as published by the index publisher (subject to the terms described under “— Discontinuance of an Underlying Index” and “— Alteration of Method of Calculation of an Underlying Index” below). If the closing value of the index is not available on a date of determination or if there is a market disruption event, the closing value of the index for that date, unless deferred by the calculation agent as described below, will be the arithmetic mean, as determined by the calculation agent, of the value of the index obtained from as many dealers in equity securities, commodities, contracts or currencies, as applicable (which may include Citigroup Global Markets or any of our other affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent. If no values are provided from any such dealers, the closing value will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The determination of the closing value of the index by the calculation agent upon the occurrence of a market disruption event may be deferred by the calculation agent for up to five consecutive underlying asset business days on which a market disruption event is occurring, but not past the underlying asset business day immediately prior to the maturity date; or

(3) if the underlying asset is a commodity or a basket that includes a commodity, the closing price of the commodity will be the closing price on that date as published by the index publisher. If the closing price of any relevant commodity is not available on a date of determination or if there is a market disruption event, the closing price of such commodity for that date, unless deferred by the calculation agent as described below, will be the arithmetic mean, as determined by the calculation agent, of the price of the relevant commodity obtained from as many dealers in commodities, as applicable (which may include Citigroup Global Markets or any of our other affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent. If no prices are provided from any such dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The determination of the closing price of the commodity by the calculation agent upon the occurrence of a market disruption event may be deferred by the calculation agent for up to five consecutive underlying asset business days on which a market disruption event is occurring, but not past the underlying asset business day immediately prior to the maturity date; or

(4) if the underlying asset is a currency or a basket that includes a currency, the currency exchange rate will be the exchange rate on that date as published by the currency publisher. If the exchange rate of any

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relevant currency is not available on a date of determination, the exchange rate of such currency for that date will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the calculation agent at the relevant time for the purchase or sale for deposits in the relevant currency by the London offices of three leading banks engaged in the interbank market (selected by the calculation agent after consultation with Citigroup Funding) (the “reference banks”). If fewer than three reference banks provide those spot quotations, then the relevant currency exchange rate will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the calculation agent from two leading commercial banks in New York (selected by the calculation agent after consultation with Citigroup Funding), for the purchase or sale for deposits in the relevant currency. If these spot quotations are available from only one bank, then the calculation agent, in its sole discretion, will determine if such quotation is reasonable. If no spot quotation is available, then the relevant currency exchange rate will be the rate the calculation agent, in its sole discretion, determines to be fair and reasonable under the circumstances; or

(5) if the underlying asset is a basket, the closing value of the basket will equal the sum of the weighted closing value, closing price or exchange rate, as applicable, of each of the ETF shares, indices, commodities and currencies that are comprised in the basket, as determined according to the above provisions, provided that the determination of the closing value of the basket by the calculation agent upon the occurrence of a market disruption event relating to any of the basket components may be deferred by the calculation agent for up to five consecutive underlying asset business days on which a market disruption event is occurring, but not past the underlying asset business day immediately prior to the maturity date.

If the scheduled valuation date is not an underlying asset business days, the valuation date may be deferred by the calculation agent but not past the underlying asset business day immediately prior to the maturity date.

A “business day” means any day that is not a Saturday, a Sunday or a day on which the securities exchanges or banking institutions or trust companies in New York City are authorized or obligated by law or executive order to close.

An “underlying asset business day” means:

(1) if the underlying asset is ETF shares or a basket that includes ETF shares, a day (which we also refer to as “trading day”), as determined by the calculation agent, on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a market disruption event) on the New York Stock Exchange, NYSE Alternext US, NASDAQ, the Chicago Mercantile Exchange and the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or in the case of a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security; or

(2) if the underlying asset is an index or a basket that includes an index, a day, as determined by the calculation agent, on which the underlying index or any successor index is calculated and published and on which stocks, commodities, contracts or currencies, as applicable, or derivative contracts relating to such stocks, commodities, contracts or currencies, as applicable, comprising more than 80% of the value of the underlying index on such day are capable of being traded on their relevant exchanges or markets during the one-half hour before the determination of the closing value of the underlying index. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us, Citigroup Inc. and the beneficial owners of the notes, absent manifest error; or

(3) if the underlying asset is a commodity, a currency or a basket that includes a commodity or a currency, any day that is not a Saturday, a Sunday or a day on which the securities exchanges or banking institutions or trust companies in New York City are authorized or obligated by law or executive order to close; or

(4) if the underlying asset is a basket, a day that is an underlying asset business day with respect to each of the ETF shares, indices, commodities or currencies that are included in the basket, as determined according to the provisions above.

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A “market disruption event” means:

(1) if the underlying asset is an index or a basket that includes an index, as determined by the calculation agent in its sole discretion, the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any relevant exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, for a period longer than two hours, or during the one-half hour period preceding the close of trading, on the applicable exchange or market, of accurate price, volume or related information in respect of (a) stocks, commodities, contracts, currencies or derivative contracts relating to such stocks, commodities, contracts or currencies, as applicable, which then comprise 20% or more of the value of the underlying index or any successor index, (b) any options contracts or futures contracts, or any options on such futures contracts relating to the underlying index or any successor index, or (c) any options contracts or futures contracts relating to stocks, commodities, contracts, currencies or derivative contracts relating to such stocks, commodities, contracts or currencies, as applicable, which then comprise 20% or more of the value of the underlying index or any successor index on any exchange or market if, in each case, in the determination of the calculation agent, any such suspension, limitation or unavailability is material. For purposes of determining whether a market disruption event exists at any time, if trading in a stock, commodity, currency or derivative contract relating to such stock, commodity or currency, as applicable, included in the underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution to the value of the underlying index will be based on a comparison of the portion of the value of the underlying index attributable to that stock, commodity, contract, currency or derivative contract relating to such stock, commodity, contract or currency, as applicable, relative to the overall value of the underlying index, in each case immediately before that suspension or limitation; or

(2) if the underlying asset is ETF shares or a basket that includes ETF shares, as determined by the calculation agent in its sole discretion, the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any relevant exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, for a period longer than two hours, or during the one-half hour period preceding the close of trading, on the applicable exchange or market, of accurate price, volume or related information in respect of (1) the ETF shares (or any other security for which a closing price must be determined) on any exchange or market, (2) stocks which then comprise 20% or more of the value of the assets underlying the ETF or any successor index, or (3) any options contracts or futures contracts relating to the ETF shares (or other security), or any options on such futures contracts, on any exchange or market if, in each case, in the determination of the calculation agent, any such suspension, limitation or unavailability is material. For purposes of determining whether a market disruption event exists at any time, if trading in a security included in the index underlying the ETF is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the assets underlying the ETF will be based on a comparison of the portion of the value of such assets attributable to that security relative to the overall value of the ETF, in each case immediately before that suspension or limitation; or

(3) if the underlying asset is commodities, or a basket that includes commodities, as determined by the calculation agent in its sole discretion, the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, for a period longer than two hours, or during the one-half hour period preceding the close of trading, on the applicable exchange or market, of accurate price, volume or related information in respect of (a) the underlying commodities, or (b) any options contracts or futures contracts relating to the underlying commodities or any options on such futures contracts on any exchange or market, if, in each case, in the determination of the calculation agent, any such suspension, limitation or unavailability is material; or

(4) if the underling asset is a basket, as determined by the calculation agent in its sole discretion, the occurrence or existence of a market disruption event related to any ETF shares, indices, or commodities comprising the basket, as determined according to the provisions above.

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Dilution Adjustments if the Underlying Asset is ETF Shares or a Basket that includes ETF Shares

If the underlying asset is ETF shares or a basket that includes ETF shares, the closing price of the ETF shares on the pricing date (which we refer to as initial share price) will be subject to adjustment from time to time in certain situations. Any of these adjustments could have an impact on the amount to be paid by Citigroup Funding to you. Citigroup Global Markets, as calculation agent, will be responsible for the effectuation and calculation of any adjustment described herein and will furnish the trustee with notice of any adjustment.

If the ETF, after the pricing date,

(1) pays a share dividend or makes a distribution with respect to the ETF shares in the form of ETF shares (excluding any share dividend or distribution for which the number of the ETF shares paid or distributed is based on a fixed cash equivalent value),

(2) subdivides or splits the ETF shares into a greater number of shares,

(3) combines the ETF shares into a smaller number of shares, or

(4) issues by reclassification of the ETF shares other shares,

then, in each of these cases, the initial share price will be divided by a dilution adjustment equal to a fraction, the numerator of which will be the number of ETF shares outstanding immediately after the event, plus, in the case of a reclassification referred to in (4) above, the number of shares of other common stock, and the denominator of which will be the number of the ETF shares outstanding immediately before the event. In the event of a reclassification referred to in (4) above as a result of which no ETF shares are outstanding, the initial share price will be determined by reference to the other shares issued by the ETF in the reclassification.

Each dilution adjustment will be effected as follows:

•

in the case of any dividend, distribution or issuance, at the opening of business on the business day next following the record date for determination of holders of the ETF shares entitled to receive this dividend, distribution or issuance or, if the announcement of this dividend, distribution or issuance is after this record date, at the time this dividend, distribution or issuance was announced by the ETF, and

•	in the case of any subdivision, split, combination or reclassification, on the effective date of the transaction.

All dilution adjustments will be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th. No adjustment in the initial share price will be required unless the adjustment would require an increase or decrease of at least one percent therein, provided, however, that any adjustments which by reason of this sentence are not required to be made will be carried forward (on a percentage basis) and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution, issuance or repurchase requiring an adjustment as described herein is subsequently canceled by the ETF, or this dividend, distribution, issuance or repurchase fails to receive requisite approvals or fails to occur for any other reason, then, upon the cancellation, failure of approval or failure to occur, the initial share price will be further adjusted to the initial share price that would then have been in effect had adjustment for the event not been made. If a reorganization event described below occurs after the occurrence of one or more events requiring an adjustment as described herein, the dilution adjustments previously applied to the initial share price will not be rescinded but will be applied to the reorganization event as provided for below.

Delisting or Suspension of Trading in the Underlying ETF Shares; Termination of the Underlying ETF

If the underlying asset is ETF shares or a basket that includes ETF shares and the ETF shares are delisted from, or trading of the shares is suspended on, the relevant stock exchange and a major U.S. exchange or market

PPS-23

lists or approves for trading successor or substitute securities that the calculation agent determines, in its sole discretion to be comparable to the ETF shares (any such securities, “successor shares”), the price of such successor shares will be substituted for all purposes, including but not limited to determining the closing price of the ETF shares. Upon any selection by the calculation agent of successor shares, the calculation agent will cause notice thereof to be furnished to the registered holders of the notes.

If the ETF shares are delisted from, or trading of the ETF shares is suspended on, the relevant stock exchange and successor shares that the calculation agent determines to be comparable to the ETF shares are not listed or approved for trading on a major U.S. exchange or market, a successor or substitute security will be selected by the calculation agent, in its sole discretion, and the value of such successor or substitute security, as determined by the calculation agent in its sole discretion, will be substituted for all purposes, including but not limited to determining the closing price of the ETF shares. Upon any selection by the calculation agent of successor or substitute securities, the calculation agent will cause notice thereof to be furnished to the registered holders of the notes.

If the ETF is liquidated or otherwise terminated (a “termination event”), the closing price of the ETF shares on each trading day from the date of the termination event up to and including the valuation date will be determined by the calculation agent, in its sole discretion, and will be a fraction of the closing value of the index to which the ETF is linked (“the share underlying index”) (or any successor index, as defined below) on such trading day (taking into account any material changes in the method of calculating the index following such termination event) equal to that part of the closing value of the share underlying index represented by the closing price of the ETF shares on the trading day prior to the occurrence of such termination event on which a closing price of the ETF shares was available. The calculation agent will cause notice of the termination event and calculation of the closing price of the ETF shares as described above to be furnished to registered holders of the notes.

If a termination event has occurred, the provisions under “Discontinuance of an Underlying Index” and “Alteration of Method of Calculation of an Underlying Index” below are applicable to the share underlying index, provided that the calculation agent will determine the closing price of the ETF shares as described above.

Discontinuance of an Underlying Index

If the underlying asset is an index or a basket that includes an index and the index publisher discontinues publication of that underlying index and it or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the underlying index, then the value of the underlying index will be determined by reference to the value of that successor or substitute index, which we refer to as a “successor index.”

Upon any selection by the calculation agent of a successor index, the calculation agent will cause notice to be furnished to us and the trustee, who will provide notice of the selection of the successor index to the registered holders of the notes.

If the index publisher discontinues publication of the underlying index and a successor index is not selected by the calculation agent or is no longer published on the date of determination of the value of the underlying index, the value to be substituted for the underlying index for that date will be a value computed by the calculation agent for that date in accordance with the procedures last used to calculate the underlying index prior to such discontinuance.

If the index publisher discontinues publication of the underlying index prior to the determination of the amount payable at maturity and the calculation agent determines that no successor index is available at that time, then on each trading day until the earlier to occur of (a) the determination of the amount payable at maturity and (b) a determination by the calculation agent that a successor index is available, the calculation agent will determine the value that is to be used in determining the value of the underlying index as described in the preceding paragraph. Notwithstanding these alternative arrangements, discontinuance of the publication of the underlying index may adversely affect trading in the notes.

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If a successor index is selected or the calculation agent calculates a value as a substitute for the underlying index as described above, the successor index or value will be substituted for the underlying index for all purposes, including for purposes of determining whether a trading day or market disruption event occurs. Notwithstanding these alternative arrangements, discontinuance of the publication of the underlying index may adversely affect the value of the notes.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us, Citigroup Inc. and the beneficial owners of the notes, absent manifest error.

Alteration of Method of Calculation of an Underlying Index

If the underlying asset is an index or a basket that includes an index and at any time the method of calculating the underlying index or any successor index is changed in any material respect, or if the underlying index or any successor index is in any other way modified so that the value of the underlying index or the successor index does not, in the opinion of the calculation agent, fairly represent the value of that index had the changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York, New York, make those adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of an index comparable to the underlying index or the successor index as if the changes or modifications had not been made, and calculate the value of the index with reference to the underlying index or any successor index. Accordingly, if the method of calculating the underlying index or any successor index is modified so that the value of the underlying index or the successor index is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust that index in order to arrive at a value of the index as if it had not been modified.

Redemption at the Option of the Holder; Defeasance

The notes will not be subject to redemption at the option of any holder prior to maturity and will not be subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities — Defeasance.”

Events of Default and Acceleration

In case an event of default (as defined in the accompanying prospectus) with respect to any note shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes will be determined by the calculation agent and will equal, for each note, the amount to be received at maturity, calculated as though the maturity of the notes were the date of early repayment. See “— Amount To Be Received at Maturity and “— Determination of the Amount To Be Received at Maturity” above. If a bankruptcy proceeding is commenced in respect of Citigroup Funding or Citigroup Inc., the claim of a beneficial owner of a note against the entity that becomes subject to a bankruptcy proceeding will be capped at the amount to be received at maturity or the cash equivalent of the amount to be received at maturity, as applicable, calculated as though the maturity date of the notes were the date of the commencement of the proceeding.

In case of default in payment at maturity of the notes, the notes shall bear interest, payable upon demand of the beneficial owners of the notes in accordance with the terms of the notes, from and after the maturity date through the date when payment of the unpaid amount has been made or duly provided for. The rate at which the notes will bear interest in the event of a default in payment at maturity of the notes will be set forth in the applicable supplements.

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Paying Agent, Trustee and CUSIP

Citibank, N.A. will serve as the paying agent for the notes and will also hold the global securities representing each series of notes as custodian for DTC. The Bank of New York Mellon, as successor trustee under an indenture dated June 1, 2005, will serve as trustee for the Notes.

The CUSIP number for each series of notes will be set forth in the applicable supplements.

Calculation Agent

Unless otherwise provided in the applicable supplements, the calculation agent for each series of notes will be Citigroup Global Markets. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Funding, Citigroup Inc. and the holders of the relevant series of notes. Because the calculation agent is an affiliate of Citigroup Funding and Citigroup Inc., potential conflicts of interest may exist between the calculation agent and the holders of the notes, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to holders of the notes. Citigroup Global Markets is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax consequences that may be relevant to a holder of the notes. For purposes of this summary, the term “U.S. Holder” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust that is a United States person for U.S. federal income tax purposes who is the beneficial owner of a note. The term “Non-U.S. Holder” means a beneficial owner of the notes that is a non-resident alien individual or a foreign corporation. This summary is based on U.S. federal income tax laws, regulations, rulings and decisions in effect as of the date of this product supplement, all of which are subject to change at any time (possibly with retroactive effect). As the law is technical and complex, the discussion below necessarily represents only a general summary.

This summary addresses the U.S. federal income tax consequences to holders who are initial holders of the notes and who will hold the notes as capital assets. This summary does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their individual investment circumstances or to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as dealers in securities, traders in securities electing to mark their positions to market, financial institutions, insurance companies, tax-exempt organizations and taxpayers holding the notes as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

This summary does not address the U.S. federal income tax consequences to holders who will hold notes that are linked to the value of one or more foreign currencies. Notes linked to the value of one or more foreign currencies raise significant tax issues that differ materially from those raised by the notes that are discussed here. The U.S. federal income tax treatment of such notes will be addressed in the applicable free-writing prospectus and may be materially different from that described below.

Prospective holders considering investing in notes linked to the value of one or more foreign currencies should carefully review the discussion of U.S. federal income tax consequences included in the applicable free-writing prospectus and consult with their own tax advisors.

The following discussion assumes that, neither the issuer of the underlying asset nor, if the underlying asset is an equity index or shares of an ETF, any of the companies whose stocks are included in the index or held by the ETF, is or will become at any time during the term of the notes, a passive foreign investment company for U.S. federal income tax purposes. Prospective investors should note that if that assumption is not accurate, then it is possible that the U.S. federal income tax consequences of owning the notes would differ significantly from the consequences described below.

No ruling is being requested from the Internal Revenue Service (the “IRS”) with respect to the notes and no assurance can be given that the IRS will agree with the conclusions expressed herein. Thus, it is possible that the IRS could seek to characterize the notes in a manner that results in tax consequences different than those described below. ACCORDINGLY, PROSPECTIVE INVESTORS (INCLUDING TAX-EXEMPT INVESTORS) IN THE NOTES SHOULD CONSULT THEIR TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

In purchasing a note, Citigroup Funding and each holder, unless otherwise required by law, agree to treat a note for U.S. federal income tax purposes as a prepaid forward contract providing for payment based on the value of the Underlying Asset at maturity under which an amount equal to the purchase price of the notes is treated as a cash deposit to be applied at maturity in full satisfaction of the holder’s payment obligation under the forward

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contract. (Prospective investors should note that cash proceeds of this offering will not be segregated by Citigroup Funding during the term of the notes, but instead will be commingled with Citigroup Funding’s other assets and applied in a manner consistent with the section “Use of Proceeds and Hedging” in the accompanying prospectus.) As discussed below, there is no assurance that the IRS will agree with this treatment, and alternative treatments of the notes could result in less favorable U.S. federal income tax consequences to a holder, including a requirement to accrue income on a current basis in excess of any amounts paid currently.

Taxation of Interest Payments.    Under the characterization of the notes agreed to above, the interest payments, if any, will be included in the income of a U.S. Holder as interest at the time that such interest is accrued or received in accordance with the U.S. Holder’s method of accounting.

Taxation of Retirement of a Note for Cash.    Under the characterization of the notes agreed to above, if at maturity of a note the U.S. Holder receives cash, then such U.S. Holder will recognize capital gain or loss equal to the difference between the amount of cash received and its purchase price for the notes. In the case of notes with a term greater than one year, such gain or loss generally will be long-term capital gain or loss if the U.S. Holder has held the notes for more than one year at maturity.

Taxation of Sale or other Taxable Disposition of a Note prior to Maturity.    Under the characterization of the notes agreed to above, upon the sale or other taxable disposition of a note prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (x) the amount realized on the sale or other taxable disposition (to the extent such amount is not attributable to accrued but unpaid interest, if any, which will be taxed as such), and (y) the U.S. Holder’s purchase price for the notes. In the case of notes with a term greater than one year, such gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the notes for more than one year at the time of disposition.

Possible Alternative Characterizations.    Due to the absence of authority as to the proper characterization of the notes and the absence of any comparable instruments for which there is a widely accepted tax treatment, no assurance can be given that the IRS will accept, or that a court will uphold, the agreed-to characterization and tax treatment described above.

Under alternative characterizations of the notes, it is possible, for example, that a note with a term greater than one year could be treated as a contingent payment debt instrument. Notes, regardless of their term, could also be characterized as including a debt instrument and a forward contract or two or more options. In addition, as described above, a U.S. Holder may be required by the IRS to recognize capital gain even in a case where the U.S. Holder receives the underlying asset at maturity of the notes. Under these alternative characterizations, the timing and character of income from the notes could differ substantially.

It is also possible that future regulations or other IRS guidance would require you to accrue income with respect to the notes on a current basis at ordinary rates (as opposed to capital gains rates) in excess of any amounts paid currently or to treat the notes in another manner that significantly differs from the agreed-to treatment discussed above.

In December 2007, the IRS and U.S. Treasury Department issued a notice (the “Notice”) that requested public comments on a comprehensive list of tax policy issues raised by prepaid forward contracts, which include financial instruments similar to the notes. The Notice contemplates that such instruments may become subject to taxation on a current accrual basis under one or more possible approaches, including a mark-to-market methodology; a regime similar to the Contingent Payment Regulations; categorization of prepaid forward contracts as debt; and treatment of prepaid forward contracts as “constructive ownership” transactions. The Notice also contemplates that all (or significant portions) of an investor’s returns under prepaid forward contracts could be taxed at ordinary income rates (as opposed to capital gains rates). It is currently impossible to predict what guidance, if any, will be issued as a result of the Notice, and whether any such guidance could have retroactive effect.

PPS-28

In addition, in December 2007, legislation was introduced for consideration in the United States Congress that, if enacted into law, would require current accrual of interest income on prepaid derivative contracts with a term of more than one year (which would include financial instruments similar to the notes) acquired after the date of the legislation’s enactment. The legislation also would implement special income accrual rules for publicly traded prepaid derivative contracts. The schedule for consideration of this legislation and the outcome of the legislative process currently is uncertain.

Regulations proposed in 2004 would require current accrual of income with respect to contingent nonperiodic payments made under certain notional principal contracts. The preamble to the proposed regulations states that the “wait and see” method of tax accounting does not properly reflect the economic accrual of income on such contracts, and requires a current accrual of income with respect to some contracts already in existence at the time the proposed regulations were released. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS publishes future guidance requiring current accrual of income with respect to contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income with respect to the payment at maturity of the notes over the term of the notes.

Possible Application of Section 1260.    Part or all of the net long-term capital gain arising from certain “constructive ownership” transactions may be characterized as ordinary income, in which case an interest charge would be imposed on any such ordinary income. These rules could potentially be applicable to the notes with a term greater than one year in circumstances where the Underlying Equity includes an equity interest in a “pass-thru entity,” as defined under the Code (such as a regulated investment company or as a real estate investment trust). These rules have no immediate application, however, to forward contracts in respect of the stock of most corporations, including any notes where the Underlying Equity represents an index or stock of a specific company, assuming the specific company and each of the companies whose stocks are included in the index is not and will not become at any time during the term of the notes, a passive foreign investment company for U.S. federal income tax purposes. The rules, however, grant discretionary authority to the U.S. Treasury Department to expand the scope of “constructive ownership” transactions to include forward contracts in respect of the stock of all corporations. The rules separately also direct the Treasury to promulgate regulations excluding a forward contract that does not convey “substantially all” of the economic return on any underlying asset from the scope of “constructive ownership” transactions. This category may include the notes. It is not possible to predict whether such regulations will be promulgated by the U.S. Treasury Department, or the form or effective date that any regulations that may be promulgated might take.

If a note is linked to the shares of one or more ETFs, it is possible that a portion of long-term capital gains realized by you in respect of the note could be recharacterized as ordinary income and that the deemed underpayment of tax with respect to the deferral of such ordinary income could be subject to an interest charge. This possibility arises from the fact that the note is likely to constitute a “constructive ownership” transaction within the meaning of Section 1260. Specifically, Section 1260 is intended to address situations in which investors take “constructive ownership” positions (through forward contracts or certain other derivatives) in certain types of underlying investments and receive, in the form of gains on the disposition of the “constructive ownership” transaction, income that is attributable to current ordinary income or short-term gains generated by the underlying investments. In order to prevent taxpayers from using “constructive ownership” transactions to convert such current ordinary income or short-term gains into long-term capital gains, Section 1260 provides that if an investor in a “constructive ownership” transaction realizes gain from the transaction in excess of the net long-term capital gain the investor would have realized had it held the underlying investment directly, then such excess gain will be treated as ordinary income and subject to an interest charge. It is currently unclear whether, or in what manner, Section 1260 would apply to recharacterize some or all of the gains, if any, realized in respect of the notes. On one hand, because the notes, by their terms, do not provide returns referenced to ordinary current income or short-term gain distributions generated by the underlying equity, there is an argument that the notes do not present the situation that Section 1260 is intended to address. However, because an investor in a note could, because of the note’s leveraged upside returns, realize gains on the note in excess of the net long-term capital

PPS-29

gain the investor would have realized from a direct investment in the underlying equity, the IRS could take the view that such excess return — or a portion of that excess return — is properly recharacterized as ordinary income under Section 1260 and subjected to an interest charge. Accordingly, you are urged to consult your tax advisor about the potential application of Section 1260 to the notes.

Non-United States Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to Non-U.S. Holders other than Non-U.S. Holders that hold, directly or indirectly, more than 5% in value of either the outstanding notes or, where the Underlying Asset is the stock of a specific company, the outstanding underlying asset (including for these purposes, exposure through ownership of the notes) at any time throughout their holding period for the notes (“Significant Non-U.S. Holders”). Significant Non-U.S. Holders should consult with their own tax advisors in determining the tax consequences of the acquisition, ownership, and disposition of the notes. In the case of a Non-U.S. Holder, any payments made with respect to the notes will not be subject to U.S. withholding tax, provided that such holder complies with applicable certification requirements. Any capital gain realized upon the sale or other disposition of the notes by a Non-U.S. Holder will generally not be subject to U.S. federal income tax if (i) such gain is not effectively connected with a U.S. trade or business of such Non-U.S. Holder and (ii) in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition.

Recent Legislative Developments Potentially Affecting Taxation of PLUS Held By or Through Foreign Entities

Proposed legislation recently introduced in the United States Congress would generally impose a withholding tax of 30 percent on the gross proceeds of a disposition of the PLUS paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The proposed legislation would also generally impose a withholding tax of 30 percent on the gross proceeds of a disposition of the PLUS paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a Non-U.S. Holder of the PLUS might be eligible for refunds or credits of such taxes. Investors are encouraged to consult with their own tax advisors regarding the possible implications of this proposed legislation on their investment in the PLUS.

Estate Tax

In the case of a Non-U.S. Holder that is an individual who will be subject to U.S. federal estate tax only with respect to U.S. situs property (generally an individual who at death is neither a citizen nor a domiciliary of the United States) or an entity the property of which is potentially includable in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), the Non-U.S. Holder should note that, absent an applicable treaty benefit, the notes may be treated as U.S. situs property for U.S. federal estate tax purposes. Prospective investors are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the notes.

Backup Withholding and Information Reporting

A holder of the notes may be subject to information reporting and to backup withholding with respect to certain amounts paid to the holder unless such holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

PPS-30

PLAN OF DISTRIBUTION; CONFLICTS OF INTEREST

The terms and conditions set forth in the Global Selling Agency Agreement dated April 20, 2006, as amended, among Citigroup Funding, Citigroup Inc. and the agents named therein, including Citigroup Global Markets, govern the sale and purchase of the notes.

The applicable supplements will specify whether a particular series of notes is expected to be listed on a securities exchange.

In order to hedge its obligations under the notes, Citigroup Funding expects to enter into one or more swaps or other derivatives transactions with one or more of its affiliates. You should refer to the section “Risk Factors — The Market Value of the Notes May Be Affected by Certain Purchases and Sales by Affiliates of Citigroup Funding” in this product supplement, “Risk Factors—Citigroup Funding’s Hedging Activity Could Result in a Conflict of Interest” in the accompanying prospectus supplement and the section “Use of Proceeds and Hedging” in the accompanying prospectus.

Citigroup Global Markets is an affiliate of Citigroup Funding. Accordingly, each offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc.

Client accounts over which Citigroup Inc., its subsidiaries or affiliates of its subsidiaries have investment discretion will not be permitted to purchase the notes, either directly or indirectly, without the prior written approval of the customer.

ERISA MATTERS

Each purchaser of the notes or any interest therein will be deemed to have represented and warranted on each day from and including the date of its purchase or other acquisition of the Notes through and including the date of disposition of such Notes that either:

(a) it is not (i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, (ii) an entity with respect to which part or all of its assets constitute assets of any such employee benefit plan by reason of C.F.R. 2510.3-101 or otherwise, (iii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) (for example, individual retirement accounts, individual retirement annuities or Keogh plans), or (iv) a government or other plan subject to federal, state or local law substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (such law, provisions and Section, collectively, a “Prohibited Transaction Provision” and (i), (ii), (iii) and (iv), collectively, “Plans”); or

(b) if it is a Plan, either (A)(i) none of Citigroup Global Markets, its affiliates or any employee thereof is a Plan fiduciary that has or exercises any discretionary authority or control with respect to the Plan’s assets used to purchase the Notes or renders investment advice with respect to those assets, and (ii) the Plan is paying no more than adequate consideration for the Notes or (B) its acquisition and holding of the notes is not prohibited by a Prohibited Transaction Provision or is exempt therefrom.

The above representations and warranties are in lieu of the representations and warranties described in the section “ERISA Matters” in the accompanying prospectus supplement. Please also refer to the section “ERISA Matters” in the accompanying prospectus.

PPS-31

You should rely only on the information contained or incorporated by reference in this product supplement, prospectus and prospectus supplement, and the accompanying offering summary or pricing supplement, as the case may be. We are not making an offer of these securities in any state where the offer is not permitted. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this product supplement, prospectus or prospectus supplement or the accompanying offering summary or pricing supplement, as the case may be, is accurate as of any date other than the date on the front of such document.

PLUS Product Supplement
Summary Information—Q&A	PPS-2
Risk Factors	PPS-8
Description of the Notes	PPS-16
Certain United States Federal Income Tax Considerations	PPS-27
Plan of Distribution; Conflicts of Interest	PPS-31
ERISA Matters	PPS-31

Prospectus Supplement
Risk Factors	S-3
Important Currency Information	S-7
Description of the Notes	S-8
Certain United States Federal Income Tax Considerations	S-34
Plan of Distribution	S-41
ERISA Matters	S-42

Prospectus
Prospectus Summary	1
Forward-Looking Statements	8
Citigroup Inc	8
Citigroup Funding Inc	8
Use of Proceeds and Hedging	9
European Monetary Union	10
Description of Debt Securities	10
Description of Index Warrants	21
Description of Debt Security and Index Warrant Units	24
Description of Debt Security and Exchange Agreement Units	24
Limitations on Issuances in Bearer Form	24
Plan of Distribution	26
ERISA Matters	29
Legal Matters	29
Experts	29

Citigroup Funding Inc.

Medium-Term Notes, Series D

Performance Leveraged Upside SecuritiesSM (“PLUSSM”)

$10 Principal Amount per Note

Any Payments Due from

Citigroup Funding Inc.

Fully and Unconditionally Guaranteed

by Citigroup Inc.

PLUS

Product Supplement

February 14, 2011

(Including Prospectus Supplement

Dated February 11, 2011 and Prospectus Dated February 11, 2011)